Exhibit 10.2

FOURTEENTH AMENDMENT OF CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT OF CREDIT AGREEMENT (this “Amendment”) is entered into, effective as of June 20, 2003, between PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (“Borrower”), each of the Persons that is a signatory to this Amendment in its capacity as a Lender under the Credit Agreement referred to below (each Person from time to time party to such Credit Agreement, a “Lender” and, collectively, the “Lenders”), and WESTAR INDUSTRIES, INC., as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”).

RECITALS

A.                                   Borrower, Lenders and Administrative Agent entered into the Credit Agreement dated as of December 21, 1998 (as renewed, extended, modified, and amended from time to time, the “Credit Agreement”; capitalized terms used herein shall, unless otherwise defined herein, have the respective meanings set forth in the Credit Agreement), providing for a revolving credit facility in the original maximum principal amount of $500,000,000.

B.                                     Pursuant to a letter agreement dated as of September 30, 1999, Borrower reduced the Total Commitment to $250,000,000.

C.                                     The Lenders and the Administrative Agent entered into that certain Assignment and Acceptance dated December 17, 1999 wherein the Administrative Agent and the Lenders assigned all of their rights and obligations under the Credit Agreement to Westar Industries, Inc. (f/k/a Westar Capital, Inc.).

D.                                    Borrower, Lenders and Administrative Agent entered into a Second Amendment of Credit Agreement effective as of February 29, 2000, a Third Amendment of Credit Agreement effective as of January 2, 2001, a Fourth Amendment of Credit Agreement effective as of March 2, 2001, a Fifth Amendment to Credit Agreement effective as of June 30, 2001, a Sixth Amendment of Credit Agreement effective as of November 1, 2001, a Seventh Amendment of Credit Agreement effective as of March 25, 2002, an Eighth Amendment of Credit Agreement effective as of June 3, 2002, a Ninth Amendment of Credit Agreement effective as of June 26, 2002, a Tenth Amendment of Credit Agreement effective as of July 25, 2002, an Eleventh Amendment of Credit Agreement effective as of August 26, 2002, a Twelfth Amendment of Credit Agreement effective as of September 11, 2002, and a Thirteenth Amendment of Credit Agreement effective as of March 11, 2003 (the “Thirteenth Amendment”), pursuant to which certain provisions of the Credit Agreement (including, without limitation, the Total Commitment) were amended.

E.                                      Borrower, Lenders, and Administrative Agent desire to further modify certain provisions contained in the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Lenders party hereto, and Administrative Agent agree as follows:

1.                                      Amendments to the Credit Agreement.

(a)                                  Section 1.1 is hereby amended to delete the definitions of “Applicable Margin” and “Termination Date” in their entirety and replace such definitions with the following:

Applicable Margin means 3.75% for Base Rate Borrowings, 5.00% for Eurodollar Borrowings and 0.50% for Commitment Fees.

Termination Date means the earlier of (a) January 5, 2005, and (b) the effective date of any other termination or cancellation of the Lenders’ commitments to lend under, and in accordance with, this Agreement.

(b)                                  Section 1.1 is hereby amended by adding the following new definitions:

“Protection One Europe” means Protection One Europe Holding SA, a French société anonyme.

“Trademark License Agreement” means a trademark license agreement between Borrower and Protection One Europe (or such other Person as shall be approved in writing by the Required Lenders) pursuant to which Borrower (1) grants to Protection One Europe (or such other Person as shall be approved in writing by the Required Lenders) an exclusive license to use the “Protection One” trade name (together with the related community trademark and national trademark) for a period of three years and (2) agrees not to transfer such licensed trademarks or the rights under such trademark license agreement or to permit the use of such licensed trademarks for an additional period of two years, which trademark license agreement shall be in form and substance satisfactory to the Required Lenders.

(c)                                  Section 1.1 is hereby amended by inserting in the definition of “EBITDA”, at the end of the first sentence thereof, and immediately before the period ending such sentence, the following new language:

“plus (e) in the case of POI (to the extent deducted in the calculation of consolidated net income of POI for such period), the excess of (i) the aggregate amount of POI’s directors & officers insurance expense for such period (the “EBITDA Measurement Period”) over (ii) the quotient of (A) the aggregate cash cost of POI’s August 2002 renewal of its directors & officers insurance divided by (B) the number of EBITDA Measurement Periods contained in a single fiscal year (e.g., if the relevant EBITDA Measurement Period is a fiscal quarter, the denominator described in this clause (B) is four (4)), plus (f) in the case of POI (to the extent deducted in the calculation of consolidated net income of POI for such period), and solely for purposes of calculating the “Leverage Ratio” and the “Interest Coverage Ratio” to determine compliance with Section 10.13(a) or Section 10.13(b), as the case may be, the amount of POI’s employee retention expense for such period (not to exceed an aggregate amount of $1,900,000 for any fiscal quarter) arising in connection with the employee retention plan approved by POI’s board of directors on January 30, 2003”

(d)                                  Section 10.11 is hereby deleted in its entirety and replaced with the following:

10.11                 Sale of Assets. Borrower shall not, and shall not permit any other Company to, sell, assign, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory and equipment leases (including, without limitation, equipment leases originated or acquired by C.E.T., S.A. or its Subsidiaries) in the ordinary course of business, (b) the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) sales of immaterial assets for consideration not less than fair market value thereof, (d) dispositions of obsolete assets and assets no longer useful in the respective businesses of the Companies, (e) transfers resulting from any casualty or condemnation of property or assets, (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in each case in the ordinary course of business and that do not materially interfere with the business of any Company, (g) dispositions permitted by Section 10.12, (h) the Special Asset Sale, (i) licenses granted pursuant to the Trademark License Agreement, and (j) other asset sales during any fiscal year of the Companies in an aggregate amount not exceeding ten percent (10%) of the consolidated total assets of the Companies determined in accordance with GAAP for the most recent fiscal year (without regard to any write down or write up thereof).

2.                                      Amendment of Credit Agreement and Other Loan Documents. All references in the Loan Documents to the Credit Agreement shall henceforth be deemed references to the Credit Agreement as modified and amended by this Amendment, and as may, from time to time, be further modified, amended, restated, extended, renewed, and/or increased.

3.                                      Ratifications. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens, if any, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Credit Parties may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

4.                                      Representations. Borrower represents and warrants to the Credit Parties that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower, and the Consent to this Amendment, in the form attached hereto (the “Consent”) has been duly authorized, executed and delivered by each Obligor that is a signatory thereto; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower or any other Obligor of this Amendment and the Consent; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and the other Obligors and are enforceable against Borrower and the other Obligors in accordance with their respective terms, except as limited by Debtor Relief Laws and general principles of equity; (d) the execution, delivery, and performance by Borrower and the other Obligors of this Amendment and the Consent do not require the consent of any other Person and do not and will not constitute a violation of any governmental requirement, Law, order of any Governmental Authority, or material agreements to which Borrower or any other Obligor is a party or by which Borrower or any other Obligor is bound; (e) all representations and warranties of Borrower and the other Obligors in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent that (i) any of them speak to a different specific date, or (ii) the facts on which any of them were expressly stated to have been based have been changed by transactions contemplated or permitted by the Credit Agreement; and (f) both before and after giving effect to this Amendment, no Potential Default or Default exists.

5.                                      Conditions. This Amendment shall not be effective unless and until:

(a)                                  this Amendment has been executed by Borrower, the Administrative Agent and each Lender, and the Consent has been executed by all of the Obligors (other than the Borrower);

(b)                                  Borrower shall have delivered to Administrative Agent such documents satisfactory to Administrative Agent as it may request evidencing the authorization and execution of this Amendment, the Consent and any other documents executed and delivered in connection herewith (collectively, the “Amendment Documents”);

(c)                                  Borrower shall have paid to the Administrative Agent, for the account of the Credit Parties as Administrative Agent shall determine, an amendment fee in an amount equal to $450,000; and

(d)                                  The Thirteenth Amendment shall have become effective in accordance with the terms thereof.

6.                                      Continued Effect. Except to the extent amended hereby or by any documents executed in connection herewith, all terms, provisions, and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

7.                                      Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be construed and its performance enforced, under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

8.                                      Parties. This Amendment binds and inures to Borrower and the Credit Parties and their respective successors and permitted assigns.

9.                                      ENTIRETIES.  THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT AND THE OTHER AMENDMENT DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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SIGNATURE PAGE TO FOURTEENTH AMENDMENT OF
CREDIT AGREEMENT AMONG
PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
WESTAR INDUSTRIES, INC., AS ADMINISTRATIVE AGENT
AND
THE LENDERS PARTY HERETO

EXECUTED on and effective as of the date first above written.

PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation, as Borrower

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President and Chief Executive Officer

SIGNATURE PAGE TO FOURTEENTH AMENDMENT OF
CREDIT AGREEMENT AMONG
PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
WESTAR INDUSTRIES, INC., AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

EXECUTED on and effective as of the date first above written.

WESTAR INDUSTRIES, INC., as Administrative Agent and a Lender

By:	/s/ Greg A. Greenwood
	Name:	Greg A. Greenwood
	Title:	Secretary and Treasurer

SIGNATURE PAGE TO CONSENT TO THE FOURTEENTH AMENDMENT OF
CREDIT AGREEMENT AMONG
PROTECTION ONE ALARM MONITORING, INC., AS BORROWER,
WESTAR INDUSTRIES, INC., AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY THERETO

To induce the Credit Parties to enter into this Amendment, each of the undersigned (a) consents and agrees to the execution and delivery of the Amendment Documents, (b) ratifies and confirms that all guaranties, assurances, and Liens, if any, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment Documents and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations (except to the extent specifically limited by the terms of such guaranties, assurances, or Liens), (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as the Credit Parties may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds each of the undersigned and its successors and permitted assigns and inures to the Credit Parties and their respective successors and permitted assigns.

EXECUTED on and effective as of the date first above written.

PROTECTION ONE, INC., a Delaware corporation

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President and Chief Executive Officer

NETWORK MULTI-FAMILY SECURITY CORPORATION, a Delaware corporation

By:	/s/ Steve Williams
Name: Steve Williams
Title: President